                                                                    Exhibit 10.6


================================================================================




                                OMNIBUS AGREEMENT

                                      among

                            PENN VIRGINIA CORPORATION

                         PENN VIRGINIA RESOURCE GP, LLC

                        PENN VIRGINIA OPERATING CO., LLC

                                       and

                      PENN VIRGINIA RESOURCE PARTNERS, L.P.




================================================================================

                                OMNIBUS AGREEMENT

         THIS OMNIBUS AGREEMENT is entered into on, and effective as of, the Closing Date, among Penn Virginia Corporation, a Virginia corporation ("Penn Virginia Corporation"), Penn Virginia Resource GP, LLC, a Delaware limited liability company (including any permitted successors and assigns under the MLP Agreement (as defined herein), the "General Partner"), for itself and on behalf of the MLP in its capacity as general partner, Penn Virginia Operating Co., LLC, a Delaware limited liability company (the "OLLC"), and Penn Virginia Resource Partners, L.P., a Delaware limited partnership (the "MLP").

                                R E C I T A L S:

         Penn Virginia Corporation, the MLP, the OLLC and the General Partner desire by their execution of this Agreement to evidence their understanding, (i) as more fully set forth in Article II of this Agreement, with respect to (a) those business opportunities that Penn Virginia Corporation will not pursue during the term of this Agreement unless each of the MLP and the OLLC has declined to engage in such business opportunity for its own account and (b) the procedures whereby such business opportunities are to be offered to the MLP and the OLLC and accepted or declined and (ii) as more fully set forth in Article III of this Agreement, with respect to certain indemnification obligations of Penn Virginia Corporation in favor of the Partnership Entities (as defined herein).

         In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   Definitions

     1.1 Definitions. (a) Capitalized terms used herein but not defined shall have the meanings given them in the MLP Agreement.

     (b) As used in this Agreement, the following terms shall have the respective meanings set forth below:


         "Affiliate" has the meaning given such term in the MLP Agreement.

         "Agreement" means this Omnibus Agreement, as it may be amended, modified, or supplemented from time to time in accordance with Section 4.6 hereof.

         "Assets" is defined in Section 3.1.

         "Change of Control" means, with respect to any Person (the "Applicable Person"), any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person's assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (ii) the consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Securities of the Applicable Person is changed into or exchanged for Voting Securities of the surviving corporation or its parent and (b) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Securities of the surviving corporation or its parent immediately after such transaction; and (iii) a "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange
     Act) being or becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (ii) above.


          "Closing Date" means the date of the closing of the initial public offering of common units representing limited partner interests in the MLP.

          "Conflicts Committee" is defined in the MLP Agreement.


          "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "Covered Environmental Losses" is defined in Section 3.1.

          "Environmental Laws" means all federal, state, and local laws, statutes, rules, regulations, orders, judgments and ordinances relating to protection of health and safety and the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Surface Mining Control and Reclamation Act, the Safe Drinking Water Act, the National Environmental Policy Act, and other environmental conservation and protection laws, each as amended through the Closing Date.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "General Partner" is defined in the introduction to this Agreement.

          "MLP" is defined in the introduction to this Agreement.

          "MLP Agreement" means the Amended and Restated Agreement of Limited Partnership of the MLP, dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the MLP Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to by each of the parties to this Agreement.

          "Offer" is defined in Section 2.3.

          "OLLC" is defined in the introduction to this Agreement.

          "Partnership Entities" means the General Partner, the MLP, the OLLC and any Person controlled by any such entity.

          "Partnership Group" means the MLP, the OLLC and any Person controlled by such entities.

          "Penn Virginia Entities" means Penn Virginia Corporation and any Person controlled by Penn Virginia Corporation and its Affiliates other than the Partnership Entities.

          "Person" means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

          "Prospectus" means the final prospectus, dated _______, 2001 relating to the initial public offering of common units representing limited partnership interests in the MLP, as filed with Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.

          "Restricted Businesses" is defined in Section 2.1.

          "Voting Securities" means securities of any class of Person entitling the holders thereof to vote in the election of members of the board of directors of the Person.

                                   ARTICLE II
                             Business Opportunities

     2.1 Restricted Businesses. For so long as the General Partner (or any Person that directly, or indirectly through one or more intermediaries, is controlled by or under common control with Penn Virginia Corporation) is the general partner of the MLP, each of the Penn Virginia Entities shall be prohibited from engaging in the following businesses ("Restricted Businesses"):
(a) owning, mining, processing, marketing, or transporting coal; (b) owning, acquiring or leasing coal reserves; and (c) growing, harvesting, or selling timber.

     2.2 Permitted Exceptions. Notwithstanding any provision of Section 2.1 to the contrary, a Penn Virginia Entity may pursue an opportunity to purchase or invest in, and may ultimately purchase, own and/or operate a Restricted Business under the following circumstances:

     (a) The Restricted Business was engaged in by a Penn Virginia Entity on the date of this Agreement; provided, however, that any future acquisitions or opportunities related to such Restricted Business shall be subject to the procedures set forth in Section 2.3.

     (b) The Penn Virginia Entity first offers the MLP the opportunity to pursue such opportunity and the board of directors of the General Partner (with the approval of the Conflicts Committee) has elected not to cause a Partnership Entity to pursue such opportunity or acquisition in accordance with the procedures set forth in Section 2.3.

     (c) The fair market value of the assets that comprise the Restricted Business represents less than a majority of the fair market value of the business being considered for purchase or investment, in the reasonable belief of majority of the board of directors of Penn Virginia Corporation.

     2.3 Procedures. (a) In the event that a Penn Virginia Entity becomes aware of an opportunity to purchase a Restricted Business, then as soon as practicable, such Penn Virginia Entity shall notify the MLP of such opportunity and deliver to the General Partner all information prepared by or on behalf of such Penn Virginia Entity relating to such potential purchase. As soon as practicable but in any event within 30 days after receipt of such notification and information, the General Partner, on behalf of the MLP, shall notify the Penn Virginia Entity that either (i) the General Partner, on behalf of the MLP, has elected, with the approval of the Conflicts Committee, not to cause a member of the Partnership Group to pursue the opportunity to acquire such Restricted Business, or (ii) the General Partner, on behalf of the MLP, has elected to cause a member of the Partnership Group to pursue the opportunity to acquire such Restricted Business. If, at any time, the General Partner abandons such opportunity (as evidenced in writing by the General Partner following the request of the Penn Virginia Entity), the Penn Virginia Entity may pursue such opportunity. Any Restricted Business which is permitted to be purchased by a Penn Virginia Entity must be so purchased (i) within 12 months of the time the Penn Virginia Entity becomes able to pursue such acquisition in accordance with the provisions of this Section 2.3 and (ii) on terms not materially more favorable to the Penn Virginia Entity than were offered to the MLP. If either of these conditions are not satisfied, the opportunity must be reoffered to the MLP.

     (b) In the event that a Penn Virginia Entity acquires a Restricted Business as part of a larger transaction in accordance with Section 2.2(c), then not later than 30 days after the consummation of the acquisition, such Penn Virginia Entity shall notify the General Partner of such purchase and offer the MLP the opportunity to purchase the Restricted Business constituting a portion of such purchase and deliver to the General Partner all information prepared by or on behalf of or in the possession of such Penn Virginia Entity relating to the Restricted Business. As soon as practicable, but in any event, within 60 days after receipt of such notification, the General Partner shall notify the Penn Virginia Entity that either (i) the General Partner has elected, with the approval of the Conflicts Committee, not to cause a member of the Partnership Group to purchase such Restricted Business, in which event the Penn Virginia Entity shall be forever free to continue to engage in such particular Restricted Business; provided, however, that any future acquisitions or opportunities related to such particular Restricted Business shall be subject to the procedures set forth in this Section 2.3, or (ii) the General Partner has elected to cause a member of the Partnership Group to purchase such Restricted Business, in which event the following procedures shall be followed:

          (i) Within 30 days of receipt of the notice from the General Partner that the General Partner has elected to cause a member of the Partnership Group to purchase the Restricted Business, the Penn Virginia Entity shall submit a good faith offer to the General Partner to sell the Restricted Business (the "Offer") to any member of the Partnership Group on the terms and for the consideration stated in the Offer.

          (ii) The Penn Virginia Entity and the General Partner shall negotiate in good faith after receipt of such Offer by the General Partner, the terms on which the Restricted Business will be sold to a member of the Partnership Group. The Penn Virginia Entity shall provide all information concerning the business, operations and finances of such Restricted Business as may be reasonably requested by the General Partner.

          (iii) If the Penn Virginia Entity and the General Partner agree on such terms within 60 days after receipt by the General Partner of the Offer, a member of the Partnership Group shall purchase the Restricted Business on such terms as soon as commercially practicable after such agreement has been reached.

          (iv) If the Penn Virginia Entity and the General Partner are unable to agree on the terms of a sale during the 60-day period after receipt by the General Partner of the Offer, the Penn Virginia Entity and the General Partner will engage an independent investment banking firm with a national reputation to determine the fair market value of the Restricted Business. In determining the fair market value of the Restricted Business, the investment banking firm will have access to the proposed sale and purchase values for the Offer submitted by the Penn Virginia Entity and the General Partner, respectively. Such investment banking firm will determine the value of the Restricted Business within 30 days and furnish the Penn Virginia Entity and the General Partner its opinion of such value. The fees and expenses of the investment banking firm's appraisal will be split equally between the Penn Virginia Entity and the MLP. Upon receipt of such opinion, the General Partner will have the option, but not the obligation, subject to the approval of the Conflicts Committee, to:

          (v) (A) cause a member of the Partnership Group to purchase the Restricted Business in accordance with the following process:

                    (1) if the valuation of the investment banking firm is in
                the range between the proposed sale/purchase values of the Penn Virginia Entity and the General Partner, a member of the Partnership Group will have the right to purchase the Restricted Business at the valuation submitted by the investment banking firm;

                    (2) if the valuation of the investment banking firm is less than the proposed purchase value submitted by the General Partner, a member of the Partnership Group will have the right to purchase the Restricted Business submitted by the investment banking firm; and

                    (3) if the valuation of the investment banking firm is
                greater than the proposed sale value submitted by the Penn Virginia Entity, a member of the Partnership Group will have the right to purchase the Restricted Business for the amount submitted by the Penn Virginia Entity; or

                (B) decline to purchase such Restricted Business, in which event the Penn Virginia Entity forever will be free to continue to own and operate the assets and business comprising such particular Restricted Business; provided, however, that any future acquisitions or opportunities related to such particular Restricted Business shall be subject to the procedures set forth in this Section 2.3.

     2.4 Scope of Prohibition. Except as provided in this Article II and the Partnership Agreement, each Penn Virginia Entity shall be free to engage in any business activity whatsoever, including those that may be in direct competition with any Partnership Entity.

     2.5 Enforcement. The Penn Virginia Entities agree and acknowledge that the Partnership Entities do not have an adequate remedy at law for the breach by the Penn Virginia Entities of their covenants and agreements set forth in this
Article II, and that any breach by the Penn Virginia Entities of their covenants and agreements set forth in this Article II would result in irreparable injury to the Partnership Entities. The Penn Virginia Entities further agree and acknowledge that any Partnership Entity may, in addition to the other remedies which may be available to the Partnership, file a suit in equity to enjoin the Penn Virginia Entities from such breach, and consent to the issuance of injunctive relief under this Agreement.

                                  ARTICLE III
                                Indemnification

     3.1 Penn Virginia Corporation Indemnification. Penn Virginia Corporation shall indemnify, defend and hold harmless the Partnership Entities from and against (a) any Covered Environmental Losses relating to the assets of the Partnership Entities described in the Prospectus attributable to events or conditions that occurred or existed prior to the Closing Date (the "Assets") for which notice is provided in accordance with Section 3.3 within three years after the Closing Date to the extent such Covered Environmental Losses exceed all amounts recovered or recoverable by the MLP under contractual indemnities from third Persons or under any applicable insurance policies and (b) all federal, state and local income tax liabilities attributable to the operation of the Assets prior to the Closing Date, including any such income tax liabilities of the Penn Virginia Entities that may result from the consummation of the formation transactions for the Partnership Entities. "Covered Environmental Losses" mean those non-contingent environmental losses, costs, damages (including punitive and treble damages) and expenses (including, without limitation, any reasonable legal or other expenses incurred in connection with defending or investigating any such action or claim) suffered or incurred by the Partnership Entities arising from correction of violations of, or performance of remediation required by, Environmental Laws in effect on or before the Closing Date due to events and conditions associated with the operation of the Assets and occurring before the Closing Date.

     3.2 Limitations Regarding Indemnification. Penn Virginia Corporation shall have no indemnification obligation under Section 3.1(a) for claims made after the third anniversary of the date of this Agreement. The aggregate liability of Penn Virginia Corporation in respect of all claims made under Section 3.1(a) shall not exceed $10 million.

     3.3 Indemnification Procedures.

     (a) The Partnership Entities agree that within sixty (60) days after they become aware of facts giving rise to a claim for indemnification pursuant to
Section 3.1, they will provide
notice thereof in writing to Penn Virginia Corporation specifying the nature of and specific basis for such claim.

     (b) Penn Virginia Corporation shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Partnership Entities that are covered by the indemnification set forth in Section 3.1, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Partnership Entities unless it includes a full release of the Partnership Entities from such matter or issues, as the case may be.


     (c) The Partnership Entities agree, at their own cost and expense, to cooperate fully with Penn Virginia Corporation with respect to all aspects of the defense of any claims covered by the indemnification set forth in Section 3.1, including, without limitation, the prompt furnishing to Penn Virginia Corporation of any correspondence or other notice relating thereto that the Partnership Entities may receive, permitting the names of the Partnership Entities to be utilized in connection with such defense, the making available to Penn Virginia Corporation of any files, records or other information of the Partnership Entities that Penn Virginia Corporation considers relevant to such defense and the making available to Penn Virginia Corporation of any employees of the Partnership Entities; provided, however, that in connection therewith Penn Virginia Corporation agrees to use reasonable efforts to minimize the impact thereof on the operations of such Partnership Entities. In no event shall the obligation of the Partnership Entities to cooperate with Penn Virginia Corporation as set forth in the immediately preceding sentence be construed as imposing upon the Partnership Entities an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article III; provided, however, that the Partnership Entities may, at their own option, cost and expense, hire and pay for counsel in connection with any such defense. Penn Virginia Corporation agrees to keep any such counsel hired by the Partnership Entities reasonably informed as to the status of any such defense, but Penn Virginia Corporation shall have the right to retain sole control over such defense.

     (d) In determining the amount of any loss, cost, damage or expense for which any of the Partnership Entities is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized or to be realized by the Partnership Entities, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Partnership Entities as a result of such claim and (ii) all amounts recovered or recoverable by the Partnership Entities under contractual indemnities from third Persons as described in
Section 3.1.

                                   ARTICLE IV
                                  Miscellaneous

     4.1 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each party hereby submits to the jurisdiction of the state and federal courts in the State of Delaware and to venue in Wilmington, Delaware.

     4.2 Notice. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such party's signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section 4.2.

     4.3 Entire Agreement. This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

     4.4 Termination. This Agreement will terminate upon a Change in Control of the General Partner. In addition, the provisions of Article II of this Agreement may be terminated by Penn Virginia Corporation upon a Change of Control of Penn Virginia Corporation.

     4.5 Effect of Waiver or Consent. No waiver or consent, express or implied, by any party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

     4.6 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto; provided, however, that the MLP and the OLLC may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, will adversely affect the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement.

     4.7 Assignment. No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto.

     4.8 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

     4.9 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     4.10 Gender, Parts, Articles and Sections. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

     4.11 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

     4.12 Withholding or Granting of Consent. Each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

     4.13 U.S. Currency. All sums and amounts payable to or to be payable pursuant to the provisions of this Agreement shall be payable in coin or currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts in the United States of America.

     4.14 Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no party to this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

     4.15 Negotiation of Rights of Penn Virginia Corporation, Limited Partners, Assignees, and Third Parties. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no shareholder of Penn Virginia Corporation and no limited partner, member, assignee or other Person of the MLP or the OLLC shall have the right, separate and apart from Penn Virginia Corporation, the MLP or the OLLC, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.


                                 PENN VIRGINIA CORPORATION


                                 By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                 Address for Notice:

                                 100 Matsonford Road, Suite 200
                                 Radnor, Pennsylvania  19087

                                 PENN VIRGINIA RESOURCE GP, LLC


                                 By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                 Address for Notice:

                                 100 Matsonford Road, Suite 200
                                 Radnor, Pennsylvania  19087

                                 PENN VIRGINIA OPERATING CO., LLC

                                 By: Penn Virginia Resource Partners, L.P.,
                                     its sole member

                                          By: Penn Virginia Resource GP, LLC,
                                              its general partner

                                          By:
                                                --------------------------------
                                                Name:
                                                Title:

                                 Address for Notice:

                                 100 Matsonford Road, Suite 200
                                 Radnor, Pennsylvania  19087

                                 PENN VIRGINIA RESOURCE PARTNERS, L.P.

                                          By: Penn Virginia Resource GP, LLC,
                                              its general partner


                                          By:
                                                --------------------------------
                                                Name:
                                                Title:

                                 Address for Notice:

                                 100 Matsonford Road, Suite 200
                                 Radnor, Pennsylvania  19087